W. EDGAR JESSUP, JR.       KENNETH A. LUER                            LAW OFFICES                               JOHN W. ERVIN
MELVIN B. SPEARS           RONALD M. ST. MARIE                   ERVIN, COHEN & JESSUP                            19??-19??
BERTRAM K. MASSING         PHILIP STARR            A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
MARVIN H. LEWIS            BARRY MACNAUGHTON                                                                WRITER'S DIRECT DIAL:
HAROLD J. DELEVISI+        PENELOPE PARMES                            NINTH FLOOR
DAVID P. KASSOY            JACOB. D. LEE                        9401 WILSHIRE BOULEVARD                       REF. OUR FILE NO.
GARY J. FREEDMAN+          SYLVIA D. LAUTSCH             BEVERLY HILLS, CALIFORNIA 90212-2974                     0736-312
LEE SILVER                 HOWARD Z. BERMAN                    TELEPHONE: (310) 273-6333
ROGER J. HOLT              KELLY O. SCOTT                         FAX: (310) 859-2325
ALLAN B. COOPER            LAYTON L. PACE
DAVID R. EANDI             MARK T. KAWA
GARY Q. MICHEL+            GAR?? T. GASPERIAN
THOMAS A. KIRSCHBAUM       DARCY L. HONIG
JOAN B. VELAZQUEZ          BARI J. COOPER
E.A. OLLIFF III            PAUL F. LAWRENCE
THOMAS F.R. GARVIN         CHUNG JAY WON
ROBERT MICHAEL WAXMAN      ELLEN S. KORNSLUM
REEVE F. CHUDD

+ A PROFESSIONAL CORPORATION

                                August 5, 1996

Newpark Resources, Inc.
3850 Causeway Boulevard
Suite 1770
Metairie, Louisiana 70002


   RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

    We have acted as counsel to Newpark Resources, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), Registration No. 333-05805, as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the issuance by the Company of up to an aggregate of 3,450,000 shares of the Company's common stock (the "Shares").

    In giving this opinion, we have reviewed the Company's Certificate of Incorporation, Bylaws and corporate proceeds, and such other documents as we have felt necessary or appropriate in order to render the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the conformity with originals of all documents submitted to us as copies, the authenticity of the originals of such copies, the legal capacity of all natural persons and that the documents submitted to us for our review have not been and will not be altered, amended or repealed in any respect material to our opinions as stated herein.

    Based upon the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms of the Registration Statement, including the exhibits thereto, the Shares will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part of the Registration Statement.


                                      Very truly yours,


                                      ERVIN, COHEN & JESSUP